Exhibit 4.3

            THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE FOURTEEN OF THE INDENTURE TO THE OBLIGATIONS (INCLUDING INTEREST) OWED BY THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES TO ALL SENIOR INDEBTEDNESS; AND EACH HOLDER HEREOF BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AS SET FORTH IN SAID ARTICLE FOURTEEN OF THE INDENTURE.


                            SONIC AUTOMOTIVE, INC.
                              ------------------

               11% SENIOR SUBORDINATED NOTE DUE 2008, SERIES B

                                                      CUSIP NO.
                                                      83545GAB8

No. __________                                        $_________________

            Sonic Automotive, Inc., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $______________ United States dollars on August 1, 2008, at the office or agency of the Company referred to below, and to pay interest thereon from July 31, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 1 and August 1 in each year, commencing February 1, 1999 at the rate of 11% per annum, subject to adjustments as described in the second following paragraph, in United States dollars, until the principal hereof is paid or duly provided for; PROVIDED that to the extent interest has not been paid or duly provided for with respect to the Series A Security exchanged for this Series B Security, interest on this Series B Security shall accrue from the most recent Interest Payment Date to which interest on the Series A Security which was exchanged for this Series B Security has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

            This Series B Security was issued pursuant to the Exchange Offer pursuant to which the 11% Senior Subordinated Notes due 2008, Series A and related Guarantees (herein called the "Series A Securities") in like principal amount were exchanged for the Series B Securities and related Guarantees. The Series A Securities and the Series B Securities are together (including related Guarantees) referred to as the "Securities." The Series B Securities rank PARI PASSU in right of payment with the Series A Securities.

            In addition, for any period in which the Series A Security exchanged for this Series B Security was outstanding, in the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th calendar day following the date of original issue of the Series A Security,
(b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 135th calendar day following the date of original issue of the Series A Security, (c) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the 165th calendar day following the date of original issue of the Series A Security or (d) the Shelf Registration Statement is declared effective but shall thereafter become unusable for more than 30 days in the aggregate (each such event referred to in clauses (a) through (d) above, a "Registration Default"), the interest rate borne by the Series A Securities shall be increased by one-quarter of one percent per annum upon the occurrence of each Registration Default, which rate (as increased aforesaid) will increase by an additional one quarter of one percent each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. The Shelf Registration Statement will be required to remain effective until the second anniversary of the Series A Securities. Following the cure of all Registration Defaults, the accrual of additional interest will cease and the interest rate will revert to the original rate; PROVIDED that, to the extent interest at such increased interest rate has been paid or duly provided for with respect to the Series A Security, interest at such increased interest rate, if any, on this Series B Security shall accrue from the most recent Interest Payment Date to which such interest on the Series A Security has been paid or duly provided for; PROVIDED, HOWEVER, that, if after any such reduction in interest rate, a different event specified in clause (a), (b), (c) or (d) above occurs, the interest rate shall again be increased pursuant to the foregoing provisions.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series B Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in this Indenture.

            Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of New York maintained for such purpose (which initially will be a corporate trust office of the Trustee located at 100 Wall Street, 20th Floor, New York, New York, 10005), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Security is entitled to the benefits of the Guarantees by the Guarantors of the punctual payment when due and performance of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of the Guarantors.


            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

                             Sonic Automotive, Inc.

                                    By: __________________________________

                                        Name:

                                        Title:

Attest:

----------------------------

Name:

Title:

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the 11% Senior Subordinated Notes due 2008, Series B referred to in the within-mentioned Indenture.

                                    U.S Bank Trust National Association,
                                   as Trustee




                                    By:  _________________________________
                                         Authorized Signer


Dated:

                            Sonic Automotive, Inc.
                11% Senior Subordinated Note due 2008, Series B

            This Security is one of a duly authorized issue of Securities of the Company designated as its 11% Senior Subordinated Notes due 2008, Series B (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $125,000,000, issued under and subject to the terms of an indenture (herein called the "Indenture") dated as of July 1, 1998, among the Company, the Guarantors and U.S. Bank Trust National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            The Securities are subject to redemption at any time on or after August 1, 2003, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning August 1 of the years indicated below:


                                             Redemption
          Year                                 Price
          ----                                 ------
          2003...........................     105.500%
          2004...........................     103.667%
          2005...........................     101.833%


and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

            In addition, at any time on or prior to August 1, 2001, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 111% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% aggregate principal amount of the Securities initially issued remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public

Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

            If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

            Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

            Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay permanently any Senior Indebtedness or Senior Guarantor Indebtedness or invested in Replacement Assets or exceeds a specified amount, the Company will be required to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking PARI PASSU in right of payment to the Securities.

            In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

            In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

            The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities (100% of the Holders in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            Certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Rule 144A Global Securities or the Regulation S Global Securities if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Security Registrar has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Series B Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

            Series B Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series B Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

            THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

            All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                  GUARANTEES

      For value received, each of the undersigned hereby absolutely, fully and unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to the holder of this Security the payment of principal of, premium, if any, and interest on this Security upon which these Guarantees are endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Thirteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. These Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

                     TOWN AND COUNTRY FORD INCORPORATED
                     MARCUS DAVID CORPORATION
                     FRONTIER OLDSMOBILE--CADILLAC, INC.
                     SONIC DODGE, LLC
                     SONIC CHRYSLER--PLYMOUTH--JEEP--EAGLE, LLC
                     FORT MILL FORD, INC.
                     TOWN AND COUNTRY CHRYSLER--PLYMOUTH--JEEP OF
                        ROCK HILL, INC.
                     FORT MILL CHRYSLER--PLYMOUTH--DODGE INC.
                     LONE STAR FORD, INC.
                     SONIC AUTOMOTIVE OF NEVADA, INC.
                     SONIC AUTOMOTIVE OF TENNESSEE, INC.
                     SONIC AUTOMOTIVE - 6025 INTERNATIONAL DRIVE, LLC
                     SONIC AUTOMOTIVE OF NASHVILLE, LLC
                     SONIC AUTOMOTIVE OF CHATTANOOGA, LLC
                     TOWN AND COUNTRY JAGUAR, LLC
                     TOWN AND COUNTRY CHRYSLER--PLYMOUTH--JEEP, LLC
                     TOWN AND COUNTRY DODGE OF CHATTANOOGA, LLC
                     SONIC AUTOMOTIVE - 2490 SOUTH LEE HIGHWAY, LLC
                     TOWN AND COUNTRY FORD OF CLEVELAND, LLC
                     FREEDOM FORD, INC.
                     SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC SONIC AUTOMOTIVE OF GEORGIA, INC.
                     SONIC PEACHTREE INDUSTRIAL BLVD., L.P.
                     SONIC AUTOMOTIVE - CLEARWATER, INC.
                     SONIC AUTOMOTIVE 21699 U.S. HWY. 19 N., INC.
                     SONIC AUTOMOTIVE COLLISION CENTER OF CLEARWATER, INC. SONIC AUTOMOTIVE - 1400 AUTOMALL DRIVE, COLUMBUS, INC.

                     SONIC AUTOMOTIVE - 1455 AUTOMALL DRIVE, COLUMBUS, INC. SONIC AUTOMOTIVE - 1495 AUTOMALL DRIVE, COLUMBUS, INC. SONIC AUTOMOTIVE - 1500 AUTOMALL DRIVE, COLUMBUS, INC. SONIC AUTOMOTIVE - 3700 WEST BROAD STREET, COLUMBUS, INC. SONIC AUTOMOTIVE - 4000 WEST BROAD STREET, COLUMBUS, INC. SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC.
                     SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC.
                     SONIC AUTOMOTIVE - 5585 PEACHTREE INDUSTRIAL BLVD., LLC CAPITOL CHEVROLET AND IMPORTS, INC.
                     SONIC AUTOMOTIVE - 1919 N. DIXIE HWY., NSB, INC.
                     SONIC AUTOMOTIVE - 1307 N. DIXIE HWY., NSB, INC.
                     SONIC AUTOMOTIVE - 1720 MASON AVE., DB, INC.
                     SONIC AUTOMOTIVE - 3741 S. NOVA RD., PO, INC.
                     SONIC AUTOMOTIVE - 241 RIDGEWOOD AVE., HH, INC.
                     SONIC AUTOMOTIVE - HWY. 153 at SHALLOWFORD ROAD,
                       CHATTANOOGA, INC.
                     CASA FORD OF HOUSTON, INC.
                     SONIC AUTOMOTIVE - 1720 MASON AVE., DB, LLC

                     By: ______________________________________
                         Name: ______________________________
                         Title: _______________________________

Attest:  _______________________
Name: ________________________
Title: _________________________

                      OPTION OF HOLDER TO ELECT PURCHASE



            If you wish to have this Security purchased by the Company pursuant to Section 1012 or Section 1014, as applicable, of the Indenture, check the Box:
[ ].

            If you wish to have a portion of this Security purchased by the Company pursuant to Section 1012 or Section 1014 as applicable, of the Indenture, state the amount (in original principal amount):

                               $___________________



Date: ____________________    Your Signature: ____________________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: ___________________________________________________

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

                        FORM OF TRANSFEREE CERTIFICATE



I or we assign and transfer this Security to:





Please insert social security or other identifying number of assignee



------------------------------------------------------------------------

------------------------------------------------------------------------



Print or type name, address and zip code of assignee and irrevocably appoint

------------------------------------------------------------------------

[Agent], to transfer this Security on the books of the Company. The Agent may substitute another to act for him.

Dated ___________________                 Signed ___________________________

(Sign exactly as name appears on the other side of this Security)



[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]